Exhibit 10.3

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

          This Amendment No. 1 (the "Amendment") to Employment Agreement is hereby made and entered into as of this 23rd day of April, 2004, by and between Sierra Health Services, Inc., a Nevada corporation (hereinafter referred to as "Employer") and Paul H. Palmer  (hereinafter referred to as "Employee").

          WHEREAS, the Employer and Employee are parties to that certain Employment Agreement dated as of December 1, 2001 ; and

          WHEREAS, the parties hereto desire to amend certain terms thereof on the terms and conditions hereinafter set forth; and

          WHEREAS, the Compensation Committee of the Board of Directors of Employer have reviewed and approved this Amendment.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.       Article II, Paragraph 1, Term of Employment - Term of Agreement, is hereby deleted and replaced with the following sentence:

Unless earlier terminated by the mutual agreement of the parties hereto, this Agreement shall terminate at December 31, 2005 or, if Employee has become entitled to any benefit under Article VII due to termination of employment on or before December 31, 2005, at such date as Employer has no further obligations to Employee under Article VII; provided, however, that the provisions of Article V and Article VI (and this clause of Article II) shall survive any termination of this Agreement.

          2.       Effective Date. This Amendment shall be effective as of April 23, 2004.

          3.       Continued Effect. Except as otherwise modified hereby, the Agreement shall continue in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SIERRA HEALTH SERVICES, INC.

BY:________________________________
          Frank E. Collins
          Senior Vice President, Legal and Administration

EMPLOYEE

BY:________________________________
          Paul H. Palmer